EXHIBIT 23.(b)

                          [KAUFMAN ROSSIN LETTER HEAD]


CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-59619 of Margo Caribe, Inc. (formerly Margo Nursery Farms, Inc.) of our report dated February 25, 1997, appearing on page F-3 of this Form 10-K.

/s/ Kaufman, Rossin & Co.
KAUFMAN, ROSSIN & CO.

Miami, Florida
March 31, 1999